Exhibit 10.46

                          SPONSORED RESEARCH AGREEMENT
                          ----------------------------

     THIS AGREEMENT is made as of July 1, 2006 by and between Beth Israel Deaconess Medical Center, Inc., a Massachusetts nonprofit corporation, having its principal place of business at 330 Brookline Avenue, Boston, MA 02215, ("Institution"), andDNAPrint genomics, Inc. a for-profit corporation having its principal place of business at 900 Cocoanut Avenue, Sarasota, Florida 34236 ("Collaborator").

     WHEREAS, Collaborator desires that Institution perform certain research work hereinafter defined and is willing to provide funds to support such research as well as access to proprietary research materials;

     WHEREAS, Collaborator desires to obtain reports of the results of such research and negotiate for licensing rights to Institution's inventions developed during the course of such research;

     WHEREAS, the Institution, through its principal investigator(s) as defined below, has the expertise to conduct the research; and

     WHEREAS, Institution, in order to foster the development of scientific and medical knowledge to advance the state of patient care and to advance the training and education of physicians, scientists and other medical professionals associated with the Institution, is willing to perform such research and to enter negotiations to grant to Collaborator licensing rights to such inventions in return for access to proprietary research materials and compensation hereinafter defined subject to the terms of this agreement and all applicable rights of the Federal Government.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Institution and Collaborator agree as follows:

                                 1. DEFINITIONS
                                 --------------

     As used in this Agreement, the following terms shall have the meanings indicated:

     1.1  "Research  Program"  shall  mean  the research set forth in Exhibit A,
           -----------------
attached  hereto  and  made  a  part  hereof.

     1.2  "Invention"  shall  mean  any  inventions  or  discoveries,  whether
           ---------
patentable or not, which are conceived or first actually reduced to practice in performance of the Research Program.

     1.3 "Patents" shall mean those United States and foreign patents and patent
          -------
applications including any continuation, continuation-in-part, division, reissue, or renewal thereof, and the patents that may be issued thereon, relating to any Research Program Invention.

     1.4  Other  Defined  Terms.  Each  of  the  following  terms shall have the
          ---------------------
meanings  ascribed  to  them  in  section  set  forth  opposite  such  term:

"Agreement"                    Preamble
"Confidentiality"              Section  4
"Federal  Patent  Policy"      Section  8.6
"Institution"                  Preamble
"Principal  Investigator"      Section  2.2
"Collaborator"                 Preamble
"Institution  Invention"       Section  7.1
"Collaborator  Invention"      Section  7.1
"Joint  Invention"             Section  7.1


                               2. RESEARCH PROGRAM
                               -------------------

     2.1  Research Efforts.  Institution shall use reasonable efforts to conduct
          ----------------
the  Research Program, to the extent funded by Collaborator set forth in Exhibit
A.

     2.2  Principal  Investigator.  The  Research  Program  shall  be  under the
          -----------------------
direction ofDr. Arthur J. Sytkowski, Director, Laboratory of Cell and Molecular Biology, Division of Hematology and Oncology, Beth Israel Deaconess Medical Center (the "Principal Investigator").

     2.3  Collaborator's  Representative.  Collaborator's  designated
          ------------------------------
representative for consultation and communications with Institution and the Principal Investigator shall be Richard Gabriel and/or Dr. Hector J. Gomez or such other person as Collaborator may from time to time designate in writing to Institution and the Principal Investigator in accordance with the notification provisions of Section 13.3. During the period of this Agreement, Collaborator's designated representative may consult informally with Institution's representatives, both in person and by telephone, regarding the Research Program. Access to work carried on in Institution's laboratories in the course of the Research Program shall be for the benefit of the parties hereto, under the control of Institution's personnel, and shall be available to Collaborator on a reasonable basis.

     2.4  Reporting.  The  Institution  shall provide Collaborator with periodic
          ---------
reports  describing  the  process  made  on  the  Research  Program.

     2.5  Institutional  Purposes:  Use  of Facilities: No Guarantee of Results.
          ---------------------------------------------------------------------
Collaborator acknowledges that the primary mission of the Institution is health care, education and the advancement of knowledge and consequently the Research Program shall be performed in a manner best suited to carry out that mission. Specifically, the Principal Investigator shall determine the manner of performance of the Research Program and Institution does not guarantee specific results of the Research Program. Institution shall furnish the facilities (including space and laboratory equipment) necessary to carry out its obligations under Section 2.1 only to the extent funds are provided by Collaborator.

     2.6  Notification  of Investigator Relationship.  Collaborator shall notify
          ------------------------------------------
Institution of any agreements it proposes to enter into with all Institution's employees or staff who are participating in the Research Program, and shall, upon request, provide copies of such agreements to Institution for its prior review and approval, such approval not to be unreasonably withheld or delayed.

     2.7  Amendments  to  Research Program.  If either party desires to amend or
          --------------------------------
expand the Research Program set forth in Exhibit A of this Agreement by adding new research projects, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of amending the Research Program. Any such amendment shall not be effective unless agreed in writing by the signatories of this Agreement or their authorized representatives.

                                 3. COMPENSATION
                                 ---------------

     3.1  Research  Support.  In  consideration  of  Institution  conducting the
          -----------------
Research Program, Collaborator shall pay Institution the amounts set forth on Exhibit B, attached hereto and made a part of hereof. During the term of this Agreement payments shall be made in advance as set forth in detail in Exhibit B. The first payment shall be due and payable upon the date of this Agreement. All payments should be made to the attention of:

               Director  of  Research  Finance
               Beth  Israel  Deaconess  Medical  Center
               330  Brookline  Ave.
               Boston,  MA  02215

     Payments should reference DNAP/Sytkowski Research Collaboration Agreement. The tax identity of the Institution is 04-2103881.

     3.2  Use  of  Funds.  Institution shall monitor expenditures, in accordance
          --------------
with its institutional policies, to ensure that the funds provided by Collaborator are spent in accordance with this Agreement and approved budgets. However, Institution shall have the right to reallocate funds between cost categories as deemed necessary by Institution and the Principal Investigator, so long as such reallocation does not affect the material goals of the Research Program.

     3.3  Ownership  of  Equipment.  Upon  termination  or  expiration  of  this
          ------------------------
Agreement, Institution shall retain title to all equipment purchased or fabricated by Institution with funds provided by Collaborator.

                           4. CONFIDENTIAL INFORMATION
                           ---------------------------

     4.1 Confidential Information. "Confidential Information" means confidential
         -------------------------
scientific, business or financial information disclosed by either party provided that such information:

     4.1.1 is not publicly known or available from other sources that are not under a confidentiality obligation to the source of the information;

     4.1.2 has not been made available by its owners to others without a confidentiality obligation;

     4.1.3 is not already known by or available to the receiving party without a confidentiality obligation;

     4.1.4     is  not  independently  developed  by  the  receiving  party;

     4.1.5 does not relate to potential hazards or cautionary warnings associated with the performance of the Research Program under the Agreement;

     4.1.6     is  not  required  to  be  disclosed  by  law  or  regulation.

     4.2 Either party's use of any Confidential Information which may be supplied by the other party in the course of the Research Program shall be subject to the following:

     4.2.1 Each party retains the right to refuse to accept any information which it does not consider to be essential to the completion of the research Program.

     4.2.2 Where a party is in receipt of Confidential Information, it agrees to use the same degree of care, but no less than a reasonable degree of care, as the receiving party would use to protect its own Confidential Information to prevent the unauthorized use, dissemination, or publication of the Confidential Information, without the express written permission of the providing party.

     4.2.3 The receiving party's obligation to hold Confidential Information in confidence expires three (3) years after the termination or expiration of this Agreement or the completion of the Research Program, whichever occurs first.

                                 5. USE OF NAME
                                 --------------

     5.1      Use  of  Name.  No press release, advertising, sales literature or
              -------------
other written statements or oral statements to the public in connection with or alluding to work performed under this Agreement or the relationship between the parties created by it, having or containing any reference to Institution, its parent corporation or any of its affiliates, including Harvard, the Principal Investigator, or Collaborator, shall be made by any party without the prior written approval of the other party, which approval shall not be denied unreasonably. Institution, however, shall have the right to acknowledge Collaborator's support of the investigations under this Agreement in scientific publications and other scientific communications upon written notification of such acknowledgement to Collaborator.


                                 6. PUBLICATION
                                 --------------

     6.1      Publications.  Notwithstanding  Section  4,  Institution  and  the
              ------------
Principal Investigators shall have the right to publish or otherwise publicly disclose information gained during the course of this Agreement. In order to avoid possible loss of patent rights as a result of public disclosure of patentable information or unauthorized public disclosure of Confidential Information, Institution shall submit any materials relating to a planned written publication or other disclosure for review at least thirty (30) days prior to the date of the planned written publication or other disclosure. Collaborator shall notify Institution within twenty (20) days of receipt of such materials whether it is desirable to file patent applications on any inventions contained in the materials. Written publication or other disclosure may be deferred at the request of Collaborator, to permit the filing of any desired patent applications; provided, however, that said deferral shall in no event exceed sixty (60) days from the date of receipt by Collaborator of the materials.

                         7. INTELLECTUAL PROPERTY RIGHTS
                         -------------------------------

     7.1     Ownership  of  Inventions.   Inventions  conceived  or  reduced  to
             -------------------------
practice solely by Institution, or its employees, shall be owned by Institution and shall be known as "Institution Inventions." Inventions conceived or reduced to practice solely by Collaborator, or its employees, or agents, shall be owned by Collaborator and shall be known as "Collaborator Inventions." Inventions conceived or reduced to practice by at least one employee, agent or member of medical staff of each of Institution and Collaborator shall be jointly owned by Institution and Collaborator and shall be known as "Joint Inventions."

     7.2     Patent  Prosecution  and  Expenses.  Institution  shall  promptly
             ----------------------------------
disclose to Collaborator any Inventions conceived or reduced to practice in the course of or as a result of the work done hereunder, or as a result of information or materials supplied hereunder. Collaborator shall be responsible for preparing, filing, prosecuting and maintaining appropriate United States and foreign patent applications of Collaborator Inventions and Joint Inventions. Collaborator shall consult with Institution regarding the preparation, filing, prosecution, and maintenance of all such patent applications including applications that relate to Collaborator Inventions, and shall furnish to Institution copies of documents relevant to any such preparation, filing, prosecution or maintenance of such applications prior to filing so that Institution may review inventorship decisions and any other matters relevant to the applications. Institution shall be responsible for preparing, filing, prosecuting and maintaining appropriate United States and foreign patent applications of all Institution Inventions. Collaborator shall reimburse
Institution for all expenses related to preparation, filing, prosecution or maintenance of all such Institution applications, to which Collaborator has been granted an Option pursuant to Article 8 below. If Collaborator notifies Institution that it does not wish to file and pay the costs of an application to any Institution Invention or Joint Invention, Institution may file such application at its expense and the Collaborator shall have no further rights to Institution's interest in that patent application.


                                8.GRANT OF RIGHTS
                                -----------------

     8.1     Option  for Invention Rights.  Institution grants to Collaborator a
             ----------------------------
first option to negotiate an exclusive royalty-bearing license to make, have made, use, lease, sell and to practice any Institution Invention or Institution rights to any Joint Invention. From the date Collaborator receives notice from Institution, in accordance with Section 13.3 that an Invention has been disclosed by an Institution employee, agent, or member of its medical staff to the Institution's Technology Ventures Office, Collaborator shall have ninety
(90) days to notify Institution in writing of its intent to exercise the option referenced in this Section 8.1.

     8.2     Exercise of Option.  Collaborator shall have one hundred and twenty
             ------------------
(120) days from the time it notifies Institution of its intent to exercise its option to enter into a mutually acceptable license agreement with Institution, which Collaborator and Institution shall negotiate in good faith, and which will include reasonable field restrictions, due diligence and performance benchmarks, milestone payments, and royalty and sublicensing terms. Upon execution of this license agreement, the option referred to in Section 8.1 shall be deemed to be exercised. Royalty rates will be determined based on the relative contributions of the parties to the Research Invention, and will be consistent with reasonable business practices.

     8.3     Effect of Failure to Exercise.  In the event that Collaborator does
             -----------------------------
not notify Institution of its intent to exercise its option to license an Institution Invention or Joint Invention within ninety (90) days, or if the parties do not execute a license agreement to the Institution Invention or Joint Invention within one hundred and twenty (120) days from the date of Collaborator's written notice of intent to exercise, Institution shall be free to offer a license to a third party for the Institution Invention or Joint Invention on terms no more favorable to the prospective licensee, than the terms last offered to Collaborator.

     8.4     Retained  Rights.  Institution  shall have the right to use free of
             ----------------
cost without limitation, all Inventions whether or not licensed to Collaborator hereunder, for education and research purposes.

     8.5     Joint  Inventions  Not  Exclusively Licensed. In the event that the
             --------------------------------------------
Collaborator does not obtain an exclusive commercialization license to the Institution's rights in Joint Inventions described in Section 7.1, then each party shall have the right to use the Joint Invention and to license its use to others. The parties may agree to a joint licensing approach for such Joint Inventions.

     8.6     Rights  Subject  to  Federal Patent Policy.  To the extent that any
             ------------------------------------------
Research Invention has been partially funded by the Federal Government, the assignment of title or the granting of any license above is subject to federal law set forth in 35 U.S.C. 200 et. seq., as amended, and the regulations promulgated thereunder, as amended, or any successor statutes of regulations (the "Federal Patent Policy"). Any right granted in this Agreement greater than that permitted under the Federal Patent Policy shall be modified as may be required to conform to the provisions of the Federal Patent Policy.

     8.7     Discussion  with Colleagues.  In accordance with Section 4 relating
             ---------------------------
to Confidential Information, Institution's investigators shall be free to discuss the research being performed under this Agreement with internal scientific colleagues, so long as the recipients of any Confidential Information are bound by the non-disclosure provisions of Section 4.

                        9. INDEMNIFICATION AND INSURANCE
                        --------------------------------

     9.1     Indemnification
             ---------------

     9.1.1 Collaborator shall indemnify, defend and hold harmless Institution and its trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnities or any one of them in connection with any claims, suits, actions, demands, or judgments arising out of any theory of product liability (including but not limited to, or strict liability) concerning any products, process or service made, used or sold pursuant to any rights granted under this Agreement.

     9.1.2 Collaborator's indemnification under 9.1.1 shall not apply to any liability, damage, loss, or expense to the extent that it is attributable to the negligent activities, reckless misconduct or intentional misconduct of the Indemnities.

     9.1.3 Collaborator agrees, at its own expense, to provide attorneys reasonably acceptable to Institution to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

     9.1.4     Any  Licensing  Agreement entered into by the Parties pursuant to
Section 8 of this Agreement shall include indemnification and insurance provisions that are consistent with the requirements of the Risk Management Foundation of the Harvard Medical Center.

     9.1.5 Collaborator shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Collaborator or by a licensee, affiliate or agent of Collaborator and (ii) a reasonable period after the period referred to in (i) above which in no event shall be less than fifteen (15) years.

                       10. REPRESENTATIONS AND WARRANTIES
                       ----------------------------------

     10.1     NO  WARRANTIES.  EXCEPT  AS SPECIFICALLY PROVIDED IN THIS SECTION,
              --------------
THE PARTIES MAKE NO EXPRESS OR IMPLIED WARRANTY AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE RESEARCH OF ANY INVENTION OR PRODUCT, WHETHER TANGIBLE OR INTANGIBLE, MADE OR DEVELOPED UNDER THIS AGREEMENT, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY INVENTION OR PRODUCT.

                            11. TERM AND TERMINATION
                            ------------------------

     11.1     Term.  This  Agreement  shall  remain  in  effect  for twelve (12)
              ----
months, unless sooner terminated in accordance with the provisions of this Agreement.

     11.2     Termination  Without  Cause.  Neither  party  may  unilaterally
              ---------------------------
terminate this Agreement without cause. However, the Institute and Collaborator may terminate this Agreement, or any portions thereof, at any time by mutual written consent. In such event, the parties shall specify in such writing, the disposition of all property and/or Research Program Inventions arising from or performed under this Agreement.

     11.3     Termination  with  Cause.  In the event that either party shall be
              ------------------------
in default of any material obligation under this Agreement and shall fail to remedy such default to the satisfaction of the non defaulting party within thirty (30) days after receipt of written notice thereof from the non defaulting party, the party not in default shall have the option of terminating this Agreement by giving written notice thereof in accordance with Section 13.3.

     11.4     Effects  of  Termination.  Termination of this Agreement shall not
              ------------------------
affect  the  obligations  of  the  parties  accrued  prior  to  termination.

     11.5     Survival.  The  provisional  of  articles 4, 5, 6, 7, 8, 9, 10 and
              --------
11,  shall  survive  any  expiration  or  termination  of  this  Agreement.

                             12. DISPUTE RESOLUTION
                             ----------------------

     12.1 Any controversy, claim or other dispute arising out of this Agreement or relating to the subject matter hereof shall be first referred to the Chief Academic Officer for the Institution and the Chief Executive Officer for Collaborator, or his or her designee, for resolution. Thereafter if the parties are unable to resolve the dispute, the dispute shall be decided by arbitration in accordance with arbitration rules under the laws of the State of Massachusetts. Collaborator shall select three (3) arbitrators from a list of certified arbitrators in the metropolitan Boston area. The Institution shall select one (1) arbitrator from the three (3) selected by Collaborator, and the arbitrator selected by the Institution shall be designated the arbitrator for the dispute. The arbitrator shall adopt arbitration rules and schedules customary and applicable to the type of dispute under consideration. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The award rendered by the arbitrator shall be final and binding on all parties, and judgment may be entered thereon in any court having jurisdiction thereof. The arbitration shall be held in the Boston, Massachusetts metropolitan area. Each party shall bear its own attorneys' fees and costs, and the arbitrator's fee shall be shared and paid equally between the parties.

                                   13. GENERAL
                                   -----------

     13.1     Binding  Effect: Assignment.  This Agreement shall be binding upon
              ---------------------------
and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns, except that neither party shall have the right to assign this Agreement or its right and obligations hereunder, without the prior written consent of the other party thereto.

     13.2     Entire  Agreement.  This Agreement constitutes the entire and only
              -----------------
agreement between the parties relating to the Research Program, and all prior negotiations, representations, agreements and understandings are superseded hereby. No agreements amending, altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

     13.3     Notices.  Any  notice or communication required or permitted to be
              -------
given hereunder shall be in writing and, except as otherwise expressly provided in this agreement, shall be deemed given and effective (i) when delivered personally, by telex or telecopier or (ii) when received if sent by overnight express or mailed by certified, registered or regular mail, postage prepaid, addressed to a party at its address set forth below (or to such other address as such party may designate by written notice in accordance with the provisions of this Section 13.3), said notice being deemed given as of the date of mailing:

          To  Institution:

               Mark  Chalek
               Chief,  Business  Ventures
               Technology  Ventures  Office  ,  E/FN-2
               Beth  Israel  Deaconess  Medical  Center
               330  Brookline  Ave.
               Boston,  MA  02215

          Copy  to  Principal  Investigator:

               Arthur  J.  Sytkowski,  MD
               Laboratory  for  Cell  and  Molecular  Biology
               Division  of  Hematology  and  Oncology
               Beth  Israel  Deaconess  Medical  Center
               330  Brookline  Ave.  W/BL  548
               Boston,  MA  02215


          Copy  to  Legal  Counsel:

               Office  of  General  Counsel
               Beth  Israel  Deaconess  Medical  Center
               109  Brookline  Avenue,  Suite  300
               Boston,  MA  02215

To  Collaborator:

     Richard  Gabriel,  M.B.A.,  CEO
     DNAPrint  genomics,  Inc.
     900  Cocoanut  Avenue
     Sarasota,  FL  34236

Copy  to  Legal  Counsel:

     Thomas  P.  McNamara,  Esq.
     McNamara  &  Carver,  P.A.
     2909  Bay  to  Bay  Blvd.,  Ste.  309
     Tampa,  FL  33629

     13.4     Applicable  Law. This Agreement shall be construed and enforced in
              ---------------
accordance with the laws of The Commonwealth of Massachusetts without regard to any choice or conflict or laws, rule or principle that would rest in the application of the laws of any other jurisdiction.

     13.5     Heading.  Headings  included  herein are for convenience only, and
              -------
shall  not  be  used  to  construe  this  Agreement.

     13.6     Relationship  of  Parties.  For the purposes of this Agreement and
              -------------------------
all services to be provided hereunder, each party shall be, and shall be deemed to be, an independent contractor and not any agent or employee of the other party. Neither party shall have authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other parties, except as may be explicitly provided for herein or authorized in writing.

     13.7     Severability.  If  any  provision of this Agreement shall be found
              ------------
by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall either be reformed to comply with applicable law or stricken if not so conformable, so as not to affect validity or enforceability of this Agreement.

     13.8     Waivers.  No  delay  or  omission  on  the part of either party to
              -------
enforce or exercise any right under this Agreement shall operate as a waiver of that right or any other right hereunder, or the ability to later assert that right relative to the particular situation involved or to terminate this Agreement arising out of any subsequent default or breach.

     13.9     Counterparts.   This  Agreement  may  be executed in any number of
              ------------
counterparts, each of which shall constitute an original document, but all of which shall constitute the same agreement.

     13.10     Official  Version.  The official version of this document will be
               -----------------
in  the  English  language.

     13.11     Force  Majeure.  Neither  party  shall  be  liable  for  any
               --------------
unforeseeable event beyond its reasonable control not caused by the fault or negligence of such party, which causes such party to be unable to perform its obligations under this Agreement and which it has been unable to overcome by the exercise of due diligence. In the event of the occurrence of such a force majeure event, the party unable to perform shall promptly notify the other party pursuant to Section 13.3. It shall further use its best efforts to resume performance as quickly as possible and shall suspended performance only for such period of time as is necessary as a result of the force majeure event.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

BETH  ISRAEL  DEACONESS               DNAPRINT  GENOMICS
MEDICAL  CENTER


       BY: /s/MARK  CHALEK                 BY: /s/RICHARD GABRIEL
           ---------------                     ------------------
     NAME: MARK  CHALEK                  NAME:  RICHARD GABRIEL
    TITLE: CHIEF,  BUSINESS  VENTURES   TITLE:  PRESIDENT



I,  Dr. Arthur  J. Sytkowski, named as Principal Investigator in this Agreement,
    ------------------------
acknowledge that I have read this Agreement in its entirety and that I shall use reasonable professional efforts to fulfill my individual obligations and responsibilities as set forth herein.


   By: /s/Arthur  J.  Sytkowski,  MD
       -----------------------------
 Name:  Arthur  J.  Sytkowski,  MD
Title:  Director,  Laboratory  for  Cell  and  Molecular  Biology

                                    EXHIBIT A
                                    ---------


                   PROPOSED WORK PLAN FOR SYTKOWSKI LABORATORY
                 SUPPORTED BY DNAPRINT GENOMICS, INC. 2006-2007
                                  24 APRIL 2006


The studies outlined below will require more than one year to complete. However, each study can be emphasized depending upon priorities agreed upon by DNAP and Dr. Sytkowski. A more detailed description of each study can be provided. A one year budget, consistent with the increased effort compared to the past year, is also outlined.

STUDIES SUPPORTING EPO DIMER DEVELOPMENT AND PRODUCT DIFFERENTIATION COMPARING EPO DIMER, CONVENTIONAL EPO AND DARBEPOETIN (ARANESPTM)

-     Quantify  parameters  of  binding  to  the  Epo  receptor  (EpoR).

o     On  and  off  rate  constants;  equilibrium  dissociation  constant
o     Receptor  internalization  and  recycling  to  cell  surface
o     Hill  coefficient

- Quantify intracellular signal strength and duration for growth and differentiation

-     Gene expression studies: compare qualitative and quantitative differences.

- Compare results for hematopoietic cell EpoR with EpoR on other cells, e.g., endothelial cells, neuronal cells.

-     Complete  development  of  anti-Epo  antibody  assays  required  by  FDA

- Interact with CRO personnel including transfer of and training in analytic techniques.

- Carry out in vitro bioassays of samples provided by CRO. The assay is calibrated against the World Health Organization International Reference Preparation of human erythropoietin.

-     Carry  out  in  vivo  bioassays  of  samples  provided  by  CRO

RESEARCH AND DEVELOPMENT OF NEW PHARMACEUTICAL AGENTS BASED UPON LICENSED TECHNOLOGY



-     Explore  polyethylene  glycol  derivatization  (PEGylation)  of  Epo dimer

o     Test  alternative  chemistries
o     Vary  stoichiometry
o     Preliminary  PK  and  PD

- Begin development of R103A mutant for tissue protection (neuro- and cardioprotection)

o     Prepare  stably  expressing  CHO  cell  line
o     Develop  in  vitro  assays  to  test  tissue  protective  effects
o     Validate  R103A  as  a  tissue  protective  agent  in  vivo

                                     ------
                                    EXHIBIT B
                                    ---------


                           BUDGET AND PAYMENT SCHEDULE

ONE  YEAR  BUDGET


     EFFECTIVE  DATE:               1-Jul-06-30-Jun-07


PERSONNEL
             ROLE                        SALARY    FRINGE   TOTAL
             --------------------------  --------  -------  --------
                                                   $11,040
To Be Named  Senior research associate   $ 48,000           $ 59,040  23% fringe
-----------  --------------------------  --------           --------  ----------
                                           97,000
             Molecular/Cell Biologist              $26,190  $123,190  27% fringe
             --------------------------            -------  --------  ----------
                                                   $13,800  $ 73,800
             Biochemist                  $ 60,000                     23% fringe
             --------------------------  --------                     ----------
             Research Assistant          $ 35,000  $ 8,050  $ 43,050  23% fringe
             --------------------------  --------  -------  --------  ----------
             Total salary & Fringe       $240,000  $59,080  $299,080
             --------------------------  --------  -------  --------
                                                            $ 50,000
             Supplies/other
             --------------------------
             Total direct costs:                            $349,080
             --------------------------                     --------
             Total Indirect costs:  70%                     $244,356
             --------------------------                     --------
             Total Costs:                                   $593,436
             --------------------------                     --------

Payment  Schedule:
------------------

One-half of the total amount ($296,718 USD) will become due and payable to BIDMC upon execution of this Agreement. Twenty-five percent of the total amount ($148,359 USD) will be due six months after execution of this Agreement. The remaining twenty-five percent ($148,359 USD) will be due 10 days after completion of this Agreement.